ASSIGNMENT OF PROMISSORY NOTE

1.           Assignment.  For value received, the undersigned, Fountainhead Capital Management Limited (“Assignor”), hereby sells, assigns, transfers and conveys to Regent Private Capital, LLC (“Assignee”) all of the Assignor's rights, title and interest in that certain Promissory Note dated as of January 31, 2009, together with three amendments thereof dated April 30, 2009, July 31, 2009 and October 31, 2009, respectively, issued to Assignor by Blink Couture, Inc. (collectively, the “Note”).  As of October 31, 2009, the principal balance due on the Note was $90,453, together with accrued interest of $3,937.00.

2.           Assignor’s Representations. Assignor represents and warrants to Assignee as follows:

(a)           The Assignor has good, valid and marketable title to its interest in the Note, free and clear from all security interests or encumbrances.

(b)           The Assignor has not assigned, pledged, hypothecated or otherwise encumbered its interest in the Note. Upon delivery of this duly executed assignment to the Assignee pursuant to this Agreement, the Assignee will acquire valid title thereto, free and clear of any security interests.

3.           Acceptance by Assignee.  Assignee hereby accepts this assignment on the terms and conditions set forth herein.

IN WITNESS WHEREOF, the parties have executed this Assignment of Promissory Note to be effective as of the 29th day of December 2009.

ASSIGNEE

REGENT PRIVATE CAPITAL, LLC

/s/ Lawrence Field
By: Lawrence Field Managing Director

ASSIGNOR

FOUNTAINHEAD CAPITAL MANAGEMENT LIMITED

/s/ Robert Diener
By: Robert Diener, Authorized Signatory